UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2008

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Echelon Corporation (the “Company”), the Board appointed Robyn M. Denholm to serve on the Board effective immediately until her successor is elected and qualified or until her earlier resignation or removal. A copy of the press release issued by the Company announcing the appointment of Ms. Denholm to the Board is furnished herewith as Exhibit 99.1.

Ms. Denholm is not a party to any arrangement or understanding pursuant to which she was selected as a director, nor is Ms. Denholm a party to any transaction, or series or transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Denholm is currently Chief Financial Officer of Juniper Networks. Prior to joining Juniper Networks in August 2007, Ms. Denholm was employed at Sun Microsystems where she served as senior vice president, Corporate Strategic Planning. In that role, she was responsible for Sun’s corporate operating system, the global sales and service administration function and she served as the leader of the Sun’s business transformation initiative. Ms. Denholm joined Sun in 1996 and served in executive assignments that included senior vice president, Finance; vice president and corporate controller (Chief Accounting Officer); vice president, Finance; service division, director, Shared Financial Services APAC and Controller, Australia/New Zealand. Prior to joining Sun, Ms. Denholm served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen and Company for five years, in various finance assignments. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia and holds a Bachelors Degree in Economics from the University of Sydney and a Masters of Commerce from the University of New South Wales.

Ms. Denholm will participate in the Company’s non-employee director compensation arrangements. Pursuant to those arrangements, Ms. Denholm will receive, among other things, annual cash compensation of $40,000 for her service as a member of the Board, $1,000 for attendance at each Board or Board committee meeting and $2,000 for attendance at each meeting of the Audit Committee of the Board. Additionally, Ms. Denholm received an initial grant of a fully vested option to purchase 25,000 shares of the Company’s common stock, priced at the closing price of our common stock on February 15, 2008. On the date of each annual meeting of the Company’s stockholders, beginning with the 2009 annual meeting, Ms. Denholm will automatically be granted an additional fully vested option to purchase 10,000 shares of the Company’s common stock.

On February 15, 2008, Ms. Denholm was appointed to the Audit Committee of the Board in replacement of director Robert R. Maxfield. Mr. Maxfield continues to serve as a member of the Board.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated February 19, 2008, of Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield
Executive Vice President and
Chief Financial Officer

Date: February 19, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 19, 2008, of Echelon Corporation.